                                                                   EXHIBIT 10.29


                           MEMORANDUM OF GROUND LEASE

         THIS MEMORANDUM OF GROUND LEASE IN DUPLICATE WITNESSETH: That HELEN MARIE PURSE, hereinafter called the Landlord, does hereby rent, lease and let unto WESTERN NATIONAL BANK OF DENVER, hereinafter called the Tenant, the following described premises, to wit:

         Plat 6,
         Block 8,
         MOUNTAIN VIEW PARK
         according to the official City Survey of Mountain View Park; and First Addition to Mountain View Park recorded July 10, 1946, in Book 19 at Maps at Page 13,
         EXCEPT that part of said Lot 6 conveyed to the City and County of Denver by deed recorded In Book 8013 at page 558,

         City and County of Denver,
         State of Colorado,

for the term of ninety-nine (99) years beginning upon the first day of April, 1969, and ending the first day of April, 2068, unless the term hereby demised shall be sooner terminated 25 hereinafter provided.

         IN CONSIDERATION OF THE SAID DEMISE, the Tenant, covenants:

         1. To pay the Landlord as rent for said premises for the full term aforesaid, the total sum of Ten Dollars ($10.00) and other good and valuable consideration, including the mutual covenants of the parties, all as more fully set forth in a ground lease executed of even date herewith.

         IN WITNESS WHEREOF, the said party herein called Landlord has caused her name to be hereunto subscribed, and the said party herein called Tenant has caused its corporate name to be hereunto subscribed by its Chairman of the Board, and its corporate seal to be hereunto affixed, attested by its President, this 31st day of March, 1969.


HELEN MARIE PURSE                       WESTERN NATIONAL BANK OF DENVER

/s/ Helen Marie Purse                   /s/ Ivan D. Fugate
----------------------------------      ---------------------------------------


                                        ATTEST:

                                        /s/ Gary A. Sinner
                                        ---------------------------------------





                                    10.29-1

                                  GROUND LEASE

         THIS LEASE, made and entered into this 31st day of March, 1969, by and between HELEN MARIE PURSE, hereinafter referred to as 'Landlord," and WESTERN NATIONAL BANK OF DENVER, hereinafter referred to as "Tenant."

         WITNESSETH:

                                   ARTICLE I

                                    Premises

         Landlord, for and in consideration of the rents, covenants, agreements and conditions hereinafter mentioned, to be kept and performed by Tenant, has this day rented, leased and let, and by these presents does rent, lease and let unto Tenant the following described premises in the City and County of Denver, State of Colorado, to-wit:

         Lot 6, Block 8, MOUNTAIN VIEW PARK according to the official City Survey of Mountain View Park and First Addition to Mountain View Park recorded July 10, 1946, in Book 19 at Maps at Page 13, EXCEPT that part of said Lot 6 conveyed to the City and County of Denver by deed recorded in Book 8013 at page 558,

         City and County of Denver, State of Colorado.
         State of Colorado.

                                   ARTICLE II

                                 Term of Lease

         Section 2.1 The initial term of this Lease shall commence on April 1, 1969. Such initial term shall continue for ninety-nine (99) years from the aforesaid commencement date.

         Section 2.2 Prior to the commencement of the initial term as hereinabove defined, Tenant and its agents and other persons, firms and corporations as authorized by said Tenant shall have free access to the demised premiss.

                                  ARTICLE III

                                      Rent

         Section 3.1 For the use of the same premises, Landlord reserves and Tenant covenants and agrees to pay Landlord at her address of Number 2 South Birch Street, Denver, Colorado, or at such other place as Landlord may designate in writing from time to time, basic rent as follows:

         $250.00 per month for the first year through the 20th year.

         Section 3.2 The basic monthly rent payable in the twentieth year as hereinabove described shall continue throughout this lease, except that during the twenty-first (21st) year of the term hereof and on the forty-first (41st), sixty-first (61st), and eighty-first (81st) anniversaries of the execution of this lease, at the election of the Landlord, the basic rental for the ensuing twenty (20) years, respectively, shall be varied to the ratio which the value of United States money as of the date of this lease bears to the value of United States money as of the year prior to the requested variation, but in no event shall the annual rental be less than as set out in Section 3.1. The value of United States money at any time shall be determined by the purchasing power of the dollar determined by the index of the United States





                                    10.29-2

Department of Labor Statistics (hereinafter designated as the "Index") as published on the date next preceding the date of such computation. In the event that the index should be in the future published on a regional or local basis, then the regional or local index covering the Denver area shall be used in determining the purchasing power of the dollar rather than the present national index. In the event the United States Department of Labor ceases to publish the index, then the nearest similar publication published by the Bureau, board or agency of the United States Government giving the same type of information shall be the basis for the computation. In the event no agency, board or bureau of the United States Government published any chart, table or other basis for ascertaining the relative purchasing power of the dollar between the dates for computation for the variation in rental, Landlord and Tenant will use the figure prescribed by that private source which the said Landlord and Tenant agree to be the most accurate source of information. For the purposes of this Lease the "Index" at the time of entering into this lease is deemed to be 125.6, which is based on the period 1957 - 1959 equaling 100.00.

         Section 3.3 In addition to the basic rental as hereinabove determined, Tenant shall likewise pay taxes, assessments, insurance, repairs, and utilities in accordance with the terms hereinafter more specifically set out.

                                   ARTICLE IV

                            Taxes and Other Charges

         Section 4.1 As a further consideration for the leasing aforesaid, and as additional rental hereunder, during the term of the lease and any extension thereof, Tenant covenants and agrees to bear, pay and discharge, before delinquency thereof, all taxes and assessments, general and special, which may be taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the leased premises or any part thereof, or the improvements at any time thereon, including any new taxes and assessments not of the kind enumerated above. Taxes and assessments, general and special, for the last year of this lease shall be prorated between Landlord and Tenant. Taxes and assessments, general and special, for 1969 shall be paid by the Tenant.

         Section 4.2 Nothing herein shall be construed to require Tenant to pay any inheritance, transfer, gift, estate, succession or other similar tax or charge that may be payable under any present or future law of the United States or of any state, or imposed by any political or taxing subdivision thereof, or by any other governmental agency, by reason of the devolution, succession, transfer, passing by inheritance, devise, acquisition or becoming effective of the right to possession and enjoyment of all or any part of the estate of Landlord in the demised premises, whether by descent, deed, testamentary provisions, trust deed, gift, mortgage or otherwise.

         Section 4.3 Tenant shall deliver to Landlord within thirty (30) days after the last day for payment without penalty or interest of the taxes and assessments, general and special, which Tenant is required to bear, pay and discharge hereunder, photostatic copies of the receipts showing payment thereof.

         Section 4.4 Tenant shall have the right, in its or Landlord's name, to contest the validity of any tax or assessment which Tenant is required to bear, pay and discharge hereunder, by appropriate legal proceedings instituted at least ten (10) days before the tax or assessment complained of shall become delinquent, if and provided Tenant before instituting any such contest, gives Landlord written notice of its intentions so to do, an if and provided further that Tenant shall deposit with a bank satisfactory to Landlord, as trustee, a sum equal to the amount of tax being contested, together with all interest and penalties which may accrue during such contest, and if and provided further Tenant shall diligently prosecute any such contest, at all times effectually stay or otherwise, and pay any final judgment enforcing the tax or assessment so contested and thereafter promptly procure record satisfaction thereof.





                                    10.29-3
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                                   ARTICLE V

                                Use of Premises

         Tenant shall have the right to use the leased premises for any lawful business purpose and will at all times, use, operate and maintain said premises in such a manner as will fully meet and comply with all health and police regulations and all federal, state and municipal laws now in force or which may hereafter be enacted.

                                   ARTICLE VI

                            Landlord Not Liable for
                          Property on Demised Premises

         All property of every kind which may be on the demised premises during the term hereof shall be at the sole risk of the Tenant or those claiming under it, and the Landlord shall not be liable to the Tenant, its agents, employees, tenants, subtenants or any other person whatsoever for injury or death to any person or damage to or loss of property in or upon the demised premises or upon the sidewalks, alleys and passageways contiguous or appertaining thereto which may arise or be alleged by reason of or in connection with Tenant's use and occupancy of the demised premises during the term hereof, and Tenant hereby covenants and agrees to assume any and all liability and expense therefor and to save the Landlord harmless therefrom.

                                  ARTICLE VII

                          Indemnification of Landlord

         Section 7.1 Tenant will indemnify and hold Landlord harmless from and against all claims and demands and loss or damage, including claims for property damage, personal injury or wrongful death arising out of and in connection with the demolition or construction or occupancy of the demised premises by Tenant or any person claiming by, through or under it or any accident or fire on said premises or any nuisance made or suffered thereon or any failure of Tenant to maintain said premises in a safe condition, and Tenant will reimburse Landlord for all costs and expenses, including reasonable attorney fees paid or incurred by Landlord in connection with the defense of any such claims.

         Section 7.2 In case of any proceeding at law or in equity wherein Landlord without default in the keeping of their covenants hereof shall be made a party to litigation by reason of Tenant's interest in the demised premises, Landlord shall be allowed and paid by Tenant for costs, charges and reasonable attorney fees, incurred by Landlord. Likewise, in a case wherein Tenant without default in the keeping of its covenants herein shall be made a party to litigation by reason of Landlord's interest in the demised premises, Tenant shall be allowed and paid by Landlord for costs, charges and reasonable attorney fees incurred by the Tenant.

                                  ARTICLE VIII

                  Public Liability and Workmen's Compensation

         Tenant covenants and agrees to maintain or cause to be maintained at all times during the term of this lease public liability insurance in responsible insurance companies doing business in Colorado, under which Landlord shall be one of the insureds, properly protecting and indemnifying Landlord in an amount not less than $100,000.00 for injury to any one person (including death), not less than $300,000.00 for personal injuries in any one accident, and not less than $50,000.00 for property damages. During any period of construction contemplated hereby, Tenant shall carry such public liability and workmen's compensation insurance as shall be required by the laws of the State of Colorado, under which Landlord with a certificate or certificates of insurance covering said public liability and workmen's compensation insurance so maintained or caused to be maintained by Tenant.





                                    10.29-4
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                                   ARTICLE IX

                          Improvements and Operations

         Section 9.1 Tenant shall have and is hereby given the right (a) to erect upon the leased premises such buildings and other improvements as Tenant may, from time to time, deem necessary or desirable; (b) to make such additions, alterations, changes and improvements in and to any building or other improvement then on the leased premises as Tenant may deem necessary or desirable; and (c) to raze and demolish any building or improvement now existing or hereafter to be constructed and erected upon the leased premises by Tenant, together with the right to the salvage therefrom; PROVIDED, HOWEVER, Tenant shall furnish Landlord with an adequate and satisfactory bond or other satisfactory security guaranteeing to Landlord that the new improvement be completed free and clear of mechanic's liens or materialmen's liens.

         Section 9.2 All work done by Tenant pursuant to this Article shall be done at its sole cost and expense, and in strict compliance with all building laws, ordinances and regulations applicable thereto. Landlord agrees to cooperate with Tenant for the purpose of securing such building or other permits which may be required from time to time for any such work, but without expense to Landlord. Utility extensions necessary to serve the property shall be at the expense of the tenant.

         Section 9.3 Tenant shall not do or suffer anything to be done, whereby the demised premises, or any part thereof, may be encumbered by a mechanic's or similar lien, and if, whenever and as often as any mechanic's or similar lien is filed against the demised premises, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in or about the demised premises, done by, for or under the authority of Tenant or anyone claiming by, through or under it, Tenant shall discharge same of record within thirty (30) days after the date of filing, subject to the provisions of Section 9.4 of this article.

         Section 9.4 Tenant shall have the right to contest any mechanic's lien or other lien claim filed against the demised premises; PROVIDED, that Tenant shall diligently prosecute any such contest, at all times effectually stay or prevent any official or judicial sale of the demised premises under execution or otherwise, and pay or otherwise satisfy any final judgment adjudging or enforcing such contested lien, and thereafter, procure record satisfaction or release thereof.

         Section 9.5 Tenant shall indemnify and save harmless Landlord of and from any liability or obligation of any mechanic's lien and the court costs and other expenses of litigation in connection therewith.

                                   ARTICLE X

                                   Mortgages

         Section 10.1 Tenant, or its assignee, or any sublessee of the entire real estate covered by this lease, may at any time and from time to time, mortgage the leasehold estate, or subleasehold estate, and the improvements thereon, which right shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions.

         Section 10.2 Landlord agrees that the Tenant shall have the right and privilege of securing and, during the term of this lease, maintaining one or more mortgage construction loans and one or more mortgage permanent loans on the land and improvements herein leased, and Landlord agrees, when requested, to subordinate his fee title to said mortgage; provided that such encumbrance or encumbrances will not at any time be for a period of more than the term of this lease. It is expressly understood and agreed that Landlord will in no event be required to assume any personal





                                    10.29-5
obligation or responsibility for the performance of the terms of any such deeds of trust, mortgages or notes secured thereby.

         Section 10.3 Landlord agrees to take such action as is necessary to obtain a release or subordination of any encumbrances against the property heretofore placed thereon by the Landlord so that the Tenant's mortgage construction loans and permanent loans shall constitute a continuing prior mortgage on the land and improvements herein leased. In the event Landlord is unable to secure a release or subordination of said encumbrance or encumbrances, then this lease may, at the option of Tenant, be null and void, and the Tenant released and discharged from all liabilities hereunder.

         Section 10.4 "Mortgage" as the term is used in this lease shall mean and include a mortgage, deed of trust, and other form of assignment made as security for indebtedness of Tenant, or Landlord.

                                   ARTICLE XI

                           Assignment and Subletting

         Tenant shall have and is hereby given the right to assign this lease, to sublet the premises hereby leased, or any part thereof, without Landlord's consent, subject to the condition that all assignees and subsequent assignees shall, in addition, by proper written and recordable instrument assume and agree to perform all of the term and conditions of this lease, and a copy of such assignment, together with such assumption of liability by he assignee, shall be mailed or delivered to Landlord within ninety (90) days of such assignment.

                                  ARTICLE XII

                            Repairs and Maintenance

         Tenant shall maintain the buildings, building service equipment and other improvements at any time on the demised premises in good and tenantable repair, reasonable wear and tear and damage from fire or other peril as enumerated in insurance policies in force upon the demised premises of a similar nature excepted, and shall promptly make all necessary repairs, interior or exterior, structural or non-structural, ordinary as well as extraordinary, and at the termination of this lease shall surrender the same as provided in Article XVIII hereof.

                                  ARTICLE XIII

                                   Utilities

         Tenant shall pay for its own light, heat, power, water and all other utilities or utility services used the Tenant, in, on or about the leased premises and shall contract for same in its own name.

                                  ARTICLE XIV

                                   Insurance

         Section 14.1 As a further consideration for the leasing aforesaid, the Tenant covenants and agrees at its sole expense to keep constantly insured during the term hereof all buildings and improvements now or hereafter upon the leased premises, exclusive of excavation, foundations and parking areas, against loss or damage for builder's risk, and for fire, windstorm, lightning, riot, civil commotion, malicious mischief, vandalism, and other risks included from time to time in what is commonly called extended coverage insurance, in an amount not less than their full replacement value, in companies authorized to do business in Colorado. All policies of insurance shall be payable to Landlord and Tenant (upon request of either party also to the holder of any mortgage or trustee of any deed of trust on the demised premises) as their respective interests may appear. If requested by the holder of any such mortgage or deed of trust,





                                    10.29-6
the proceeds of any insurance shall be used (a) to restore the demised premises to substantially as good condition as existed prior to the damage for which such proceeds are received as such restoration is required pursuant to the terms hereof; and thereafter, (b) to the extent funds are available to be applied to the then outstanding balance unpaid under said mortgage or deed of trust; the remainder if any, of such proceeds after payment in full of such mortgage or deed of trust shall then be paid to Landlord an Tenant as their respective interests may appear. Proper certificates of insurance representing the policy or policies of insurance so maintained by the Tenant shall be promptly delivered to the Landlord.

         Section 14.2 It is agreed that, if the buildings and improvements at any time forming part of the demised premises be damaged or destroyed by an insured peril, then and to the extent allowable without invalidating such insurance, and whether or not such damage or destruction was cause by negligence of the other party, neither party shall have any liability to the other, nor to any insurer of the other, for or in respect of such damage or destruction.

                                   ARTICLE XV

                             Damage or Destruction

         Section 15.1 In the event the improvements on the leased premises, or any part thereof, be destroyed or be damaged by fire or other casualty, the Tenant shall at the Tenant's sole expense restore, repair, reconstruct or replace the same with all due diligence to as good condition as they were in immediately prior to such damage or destruction; PROVIDED, that the insurance proceeds referred to in Article XIV shall be available for said purpose. No rental hereunder shall be abated by reason of any damage or destruction to the improvements on the demised premises.

         Section 15.2 If Tenant fails or refuses to begin any such work or restoration, reconstruction or replacement of damaged or destroyed improvements in this Article required, or after beginning shall fail or refuse to individually prosecute such work of restoration, reconstruction or replacement, then Landlord without thereby waiving any rights hereunder may make or complete as begun such restoration, reconstruction or replacement of improvements, using reasonable diligence therein; and Landlord, in so doing and paying for the work, shall be entitled to receive all proceeds of insurance policies.

                                  ARTICLE XVI

                                    Default

         Section 16.1 This lease is made on condition that if any one or more of the following events (herein referred to as an "event of default") shall happen:

         A. Tenant shall default in the due and punctual payment of the basic rent or any additional rent payable hereunder, and such default shall continue for thirty (30) days after receipt of written notice from Landlord;

         B. Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) day after Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said thirty day period);

         C. This lease or the demised premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; or

         D.  Tenant shall be involved in financial difficulties as evidenced by
(a) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended)





                                    10.29-7
or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided for under such Act, or (b) making an assignment of all or a substantial part of its property for the benefit of its creditors, or (c) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the demised premises or of its interest in this lease, or (d) its being adjudicated a bankrupt or insolvent, or (e) the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within thirty (30) days from the date of entry (i) appointing a receiver or trustee for all or a substantial part of its property, or (ii) approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to said Bankruptcy Act or for any other judicial modification or alteration of the rights of creditors; then, in any one or more of such events, Landlord shall have the right, at its election, then or at any time thereafter while such event of default shall continue, either:

         1. To give tenant written notice of intention to terminate this lease on the date of such given notice or on any later date specified herein, and on the date specified in such notice, Tenant's right to possession of the demised premises shall cease and this lease shall thereupon be terminated; or

         2. Without demand or notice, to re-enter and take possession of the demised premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Should Landlord elect to reenter as provided in this Paragraph 2, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this lease, relet the demised premises or any part thereof for such term or terms, and at such rental or rentals, and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the demised premises. No such reentry or taking of possession of the demised premises by Landlord shall be construed as election on Landlord's part to terminate this lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction.

         Section 16.2 In the event that Landlord does not elect to terminate this lease as permitted in Subsection 1 of Section 16.1, but on the contrary elects to take possession as provided in Subsection 2 of Section 16.1, then such repossession shall not relieve Tenant of its liability and obligation under this lease, all of which shall survive such repossession. In the event of such repossession, Tenant shall pay to Landlord as liquidated current damages:

         A. The basic rent and other sums as hereinbefore provided, which would be payable hereunder if such repossession had not occurred;

less

         B. The net proceeds, if any, of any reletting of the demised premises after deducting all Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs and expenses of preparation for such reletting.

Tenant shall pay such current damages to Landlord on the days on which the basic rent would have been payable hereunder if possession had not been retaken, and Landlord shall be entitled to receive the same from Tenant on such day.

         If this lease is terminated by Landlord by reason of any default by Tenant, Landlord shall be entitled to recover from Tenant the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this lease for the balance of the term hereof over the then reasonable rental value of the demised premises are the same period. It is agreed that the "reasonable rental value" shall be the amount of rental that Landlord can obtain as rent or the remaining balance of the term.





                                    10.29-8

                                  ARTICLE XVII

                        Tenant's Default Under Mortgage

         In the event the Tenant shall default in the payment of any installment due under the terms of a note secured by a mortgage or deed of trust which Landlord is required to execute as hereinabove provided, and if such default shall continue for a period of thirty (30) days from the date written notice of such default is served upon Tenant, then and in such event such failure to make such payment shall be tantamount to a default under the terms of this lease and shall be subject to all of the rights and remedies provided in
Article XVI hereunder.

                                 ARTICLE XVIII

                            Surrender of Possession

         Section 18.1 At the end, or earlier termination, of the lease term, or any extension thereof (whether such termination is expressly provided herein or results from Tenant's default), Tenant shall immediately surrender possession of the leased premises and all buildings and improvements then on the same to Landlord, who shall then be and become the owner thereof. If possession be not immediately surrendered, Landlord with or without process of law may forthwith re-enter said premises and repossess the same or any part thereof in the name of the whole and expel and remove therefrom, using such force as may be necessary, all persons and property except as provided for in this lease, without being deemed guilty of any unlawful act and without prejudice to any other legal remedy available to Landlord.

         Section 18.2 At any time during the term of this lease or any renewal, and upon the termination of the lease or any renewal thereof, if Tenant be not then in default hereunder, Tenant and its subtenants shall have the right to remove from the leased premises all of its or their furnishings, trade, equipment and fixtures and all other items installed or placed therein, except Tenant shall have no right to remove attachments to the realty necessary for the occupation of the building, such as plumbing, heating, air conditioning and lighting equipment and fixtures, unless Tenant replaces such items with equipment of equal or greater value. All trade equipment, trade fixtures, and other property of a subtenant may be removed at any time.

                                  ARTICLE XIX

                                Warrant of Title

         Section 19.1 The Landlord covenants that she is the present owner of the leased premises and that she has the right and authority to make this lease, and that the premises are free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, and encumbrances of whatever kind or nature. Landlord shall furnish by April 1, 1969, an abstract of title certified to date, or a title insurance policy in the amount of $40,000.00 as evidenced by a title commitment. If, in the opinion of Tenant, a merchantable title be not shown, by said abstract or title commitment, except as aforesaid then this lease shall be null and void.

         Section 19.2 Landlord covenants and agrees to furnish Tenant, any subtenant or occupant of the entire premises, and any mortgagee of such subtenant or occupant from time to time upon written request therefor, a statement wherein Landlord shall, under oath, acknowledge that as of the date of such statement Tenant has performed and observed all of the covenants and conditions herein stated to be performed and observed by Tenant, and that as of said date the leasehold estate hereby created and granted to Tenant is free of all defaults hereunder; provided, however, Landlord shall not be required to furnish Tenant or any subtenant or occupant or mortgagee with such statement if at the time request is made therefor Tenant is in default hereunder.





                                    10.29-9

         Section 19.3 If, in connection with the improvement and development of the leased premises by Tenant, its assignee or sublessee, it becomes necessary to grant one or more easements or rights-of-way for utility or any other purposes, Landlord agrees to make such grant or grants as may be reasonably requested of Landlord by Tenant.

                                   ARTICLE XX

                                 Eminent Domain

         Section 20.1 In the case the whole of the demised premises, or any part of the demised premises, shall at any time during the term of this lease be taken by any public authority under the power of eminent domain, the award shall be divided between Landlord and Tenant, as their respective interests shall appear, dependent upon the then unexpired term of the lease.

         Section 20.2 In case of the taking of the whole of the demised premises, this lease may, at Tenant's option, terminate and expire as of the date of such taking. In the event of the taking of less than whole of the demised premises, the rental thereafter payable, shall be abated by the same proportion as the area of land taken bears to the total area of the demised premises.

         Section 2.3 In the event at the time of the exercise of the right of eminent domain, the leasehold of Tenant or subleasehold of subtenants or the improvements thereon are mortgaged as security to an bona fide lending institution, any award or portion thereof attributable to the taking of said improvements or to Tenant's leasehold to which Tenant or its sublessees are entitled shall be subject to the prior claim of such lending institution to the amount of the unpaid balance of its loan.

         Section 20.4 The term "Whole of the demised premises" as used in this Article only is hereby defined to mean either the taking of Fifty Percent (50%) of more of the land area of the demised premises, or a taking which, by its nature, would either render the demised premises usable for their then intended purpose, or would cause an expenditure in order to restore the value of improvements thereon to their previous condition of Fifty Percent (50%) or more of their value prior to condemnation.

                                  ARTICLE XXI

                             Interest Upon Arrears

         Each and every installment of rent accruing under this lease shall, if it is not paid when due or ten (10) days thereafter, bear interest at the rate of eight (8) percent per annum from said due date until the same shall be paid. All other sums becoming due or payable to Landlord under this lease, including all monies expended by Landlord pursuant to the provisions of this lease or on account of any default by Tenant in performance or observance of any of the covenants of this lease shall bear interest upon the respective due dates when the same have been paid by Landlord at the rate of eight (8) percent per annum until such amounts are repaid to Landlord. All sums so advanced or paid by Landlord under the provisions of this lease shall become due and payable with the installment of rent next becoming due and payable after the date of such advance or payment.

                                  ARTICLE XXII

                             Inspection of Premises

         Tenant will permit Landlord and its agents at all reasonable times during the term hereof to enter on the demised premises and examine and inspect the same.





                                    10.29-10

                                 ARTICLE XXIII

                                Condition of and

         Tenant has examined and knows the condition of the demised premises and acknowledges that no representation as to the condition thereof has been made by Landlord or its agents prior to or at the time of the execution of this lease that are not herein expressed.

                                  ARTICLE XXIV

                              Cumulative Remedies

         Section 24.1 The acceptance of rent by Landlord or its agents shall not be deemed to be a waiver by them of any breach of Tenant of any covenants herein contained or of the right of Landlord to re-enter for breach of condition.

         Section 24.2 None of the covenants, terms or conditions of this lease to be kept and performed by Landlord or by Tenant shall be in any manner altered, waived, modified, changed, or abandoned, except by written instrument to be signed and delivered by Landlord or by Tenant, as the case may be, and not otherwise. No act or acts, omission or omissions, or any waiver, acquiescence or forgiveness by Landlord as to any default or breach in the failure of the performance, either in whole or in part, by Tenant of any of the covenants, terms or conditions of this lease shall be deemed or construed to be
(a) an extinguishment of such covenant or condition, the breach whereof has been waived, or (b) a waiver by Landlord of its right to declare a forfeiture of this lease for any subsequent breach, or (c) a waiver of the right of Landlord at all time in the future to insist upon the full and complete performance by Tenant of each and all of the covenants, terms and conditions to be performed by Tenant according to the provision of this lease in the manner and to the same extent as the same are herein covenanted to be performed by Tenant.

         Section 24.3 No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereunder or now or hereafter existing at law or in equity or by statute. Further, all power or remedy given by this lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such liability or power or shall be considered to be a waiver of any such default or acquiescence therein.

                                  ARTICLE XXV

                                Representations

         Tenant acknowledges and agrees that it has not relied upon any statements, representation, or warranties, except such as are expressly and specifically set forth herein.

                                  ARTICLE XXVI

         All notices required to be given or desired to be given hereunder shall be in writing and shall be deemed duly served for all purposes (a) upon Landlord by mailing a coy thereof by certified or registered mail, postage prepaid, addressed to Landlord at No. 2 So. Birch Street, Denver, Colorado, (b) upon Tenant at 2400 West Alameda Avenue, Denver, Colorado, 80219, by mail as aforesaid, or at such other place or places as Landlord or Tenant may designate in writing. Notices to a mortgagee or trustee or subtenant shall in like manner be mailed to its or their respective last-known addresses. All notices given by certified or registered mail as aforesaid shall be deemed duly served as of the date they are postmarked.





                                    10.29-11

                                 ARTICLE XXVII

                                   Recording

         Unless requested by the lending institution, this instrument shall not be placed of record in the office of the Clerk and Recorder of the City and County of Denver, State of Colorado, but a Memorandum of Lease may be executed by the parties and filed of record in said office.

                                 ARTICLE XXVIII

                                    General

         Section 28.1 The paragraph headings appearing in this lease are not a part of this instrument, and shall not affect the true meaning and intent of the
terms hereof.   Throughout this lease, the singular shall be deemed to include the plural and vice versa.

         Section 28.2 The covenants and agreements herein contained shall run with the leased premises and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         IN WITNESS HEREOF, the parties hereto have executed this lease, in duplicate, the day and year first above written.

HELEN MARIE PURSE                       WESTERN NATIONAL BANK OF DENVER

/s/ Helen Marie Purse                   /s/ Ivan D. Fugate
-----------------------------------     ---------------------------------------

ATTEST:
-----------------------------------
/s/ Gary A. Sinner



                               ACKNOWLEDGMENTS


STATE OF COLORADO                 )
                                  ) ss.
County of Adams                   )

         The foregoing Ground Lease was acknowledged before me this 13th day of May, 1969, by HELEN MARIE PURSE as Landlord.

         Witness my hand and official seal.

                                        /s/ Leonard
                                        --------------------------------------

         My commission expires: June 22, 1970


STATE OF COLORADO                 )
                                  ) ss.
City and County of Denver         )

         The foregoing Ground Lease was acknowledged before me this 13th day of May , 1969, by Ivan D. Fugate, as Chairman of the Board, and Gary A. Sinner, as President of WESTERN NATIONAL BANK OF DENVER, as Tenant.


         Witness my hand and official seal.

                                        /s/ Leonard
                                        --------------------------------------

         My commission expires: June 22, 1970




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